                                                                 EXHIBIT (a)(23)

                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                              ARTICLES OF AMENDMENT

     American  Century  World  Mutual  Funds,   Inc.,  a  Maryland   corporation
registered as an open-end  management  investment  company under the  Investment
Company Act of 1940,  as amended (the  "Corporation"),  hereby  certifies to the
State Department of Assessments and Taxation of Maryland that:

     FIRST:  The  shares  of each  class of shares  of the  Corporation's  stock identified  below as a  predecessor  class  of a  series  (each  such  class,  a
"Predecessor  Class") are hereby  reclassified as additional shares of the class identified  below as the  successor  class of such series  (each such  class,  a
"Successor  Class"),  as follows  (the terms  "series"  and  "class"  having the meanings set forth in the charter of the Corporation (the "Charter")):

1.   All  issued and  outstanding  shares of each  Predecessor  Class are hereby reclassified  into that  number of  shares of the  corresponding  Successor
     Class  having a total net asset value equal to the total net asset value at the effective time of this amendment of the  respective  Predecessor  Class shares;

2.   All authorized  but unissued  shares of each  Predecessor  Class are hereby reclassified as shares of the corresponding Successor Class; and

3.   The assets and liabilities  previously  allocated to each Predecessor Class are hereby reallocated to the corresponding Successor Class.

For  purposes of this  amendment,  the  Predecessor  Classes  and  corresponding
Successor Classes are as follows:

      SERIES                  PREDECESSOR CLASS                SUCCESSOR CLASS
Global Growth Fund                 A Class                      Advisor Class

     SECOND:  Effective  immediately after the reclassification set forth above, the  Charter is hereby  further  amended to change the name of a class of common stock as set forth below:

      SERIES                  OLD NAME OF CLASS                NEW NAME OF CLASS
Global Growth Fund              Advisor Class                     A Class

     THIRD:  The Charter of the Corporation is hereby amended to change the name of a class of common stock as set forth below:

       SERIES                 OLD NAME OF CLASS                NEW NAME OF CLASS
Emerging Markets Fund           Advisor Class                       A Class

     FOURTH:  The  amendments to the Charter as set forth above in Article First have been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law. The amendments to the
Charter as set forth above in Article  Second and Article Third were approved by at least a majority of the entire Board of Directors of the  Corporation and was limited  to a change  expressly  authorized  by  Section  2-605 of the  Maryland
General Corporation Law without action by the stockholders.

     FIFTH:  These Articles of Amendment shall become effective at 12:01 a.m. on
September 4, 2007.

     SIXTH:   The   undersigned   Senior  Vice  President  of  the   Corporation
acknowledges  these  Articles  of  Amendment  to be  the  corporate  act  of the
Corporation  and, as to all matters or facts required to be verified under oath, the  undersigned  Senior Vice  President  acknowledges  that, to the best of his knowledge,  information  and  belief,  these  matters  and facts are true in all material  respects  and that this  statement  is made  under the  penalties  for perjury.

     IN WITNESS WHEREOF,  the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Senior  Vice  President  and attested by its Assistant Secretary this 29th day of August, 2007.

ATTEST:                                AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

/s/ Otis H. Cowan                      By:  /s/ Charles A. Etherington
-------------------------------------       ------------------------------------
Otis H. Cowan                               Charles A. Etherington
Assistant Secretary                         Senior Vice President